UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2020

FS KKR Capital Corp. II

(Exact name of Registrant as specified in its charter)

Maryland	814-00926	80-0741103
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSKR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On June 17, 2020, FS KKR Capital Corp. II (the “Company”) amended and restated its distribution reinvestment plan (the “Existing DRP” and, as amended and restated, the “Second Amended DRP”). The Second Amended DRP will be effective as of, and will first apply to the reinvestment of cash distributions paid on or after, June 17, 2020.

Under the Existing DRP, cash distributions to participating stockholders are reinvested in additional shares of common stock of the Company (“Shares”) at a purchase price determined by the board of directors of the Company (the “Board”) or a committee thereof, in its sole discretion, that is (i) not less than the net asset value per Share determined in good faith by the Board or a committee thereof, in its sole discretion, immediately prior to the payment of the distribution (the “NAV Per Share”) and (ii) not more than 2.5% greater than the NAV Per Share as of such date.

With respect to cash dividends or distributions (“Distributions”) to participating stockholders under the Second Amended DRP, the Company reserves the right to either issue new Shares or purchase Shares in the open market in connection with implementation of the Second Amended DRP. Unless the Company, in its sole discretion, otherwise directs DST Systems, Inc., the plan administrator and the Company’s transfer agent and registrar (the “Plan Administrator”), (A) if the per share Market Price (as defined in the Second Amended DRP) is equal to or greater than the estimated NAV Per Share (rounded up to the nearest whole cent) on the payment date for the Distribution, then the Company will issue Shares at the greater of (i) net asset value (“NAV”) or (ii) 95% of the Market Price; or (B) if the Market Price is less than the NAV, then, in the sole discretion of the Company, (i) Shares will be purchased in open market transactions for the accounts of participating stockholders to the extent practicable, or (ii) the Company will issue Shares at NAV. Pursuant to the terms of the Second Amended DRP, the number of Shares to be issued to a participating stockholder will be determined by dividing the total dollar amount of the Distribution payable to a participating stockholder by the price per Share at which the Company issues such Shares; provided, however, that Shares purchased in open market transactions by the Plan Administrator will be allocated to a participating stockholder based on the average purchase price, excluding any brokerage charges or other charges, of all Shares purchased in the open market with respect to such Distribution. No other material terms of the Existing DRP have been amended in connection with the Second Amended DRP.

The foregoing summary of the Second Amended DRP is qualified in its entirety by the full text of the Second Amended DRP, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under the heading “Amended and Restated Bylaws” in Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On June 17, 2020, the Company issued a press release announcing certain of the matters described herein. The press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

NYSE Listing

On June 17, 2020, shares of the Company’s common stock commenced trading on the New York Stock Exchange (the “NYSE”) with the ticker symbol “FSKR” (the “Listing”).

Amended and Restated Bylaws

On June 17, 2020, the Company’s Fourth Amended and Restated Bylaws (the “New Bylaws”) became effective concurrently with the Listing. A summary of certain provisions of the New Bylaws is set forth in the Company’s Registration Statement on Form 8-A. In addition, below is a summary of the material changes reflected in the New Bylaws. Specifically, the New Bylaws:

●	Provide that any irregularity in providing notice of a meeting of stockholders will not affect the validity of the meeting and that the Company may postpone or cancel a meeting of stockholders by making a public announcement of the postponement or cancellation prior to the meeting (as opposed to providing written notice);
●	Provide that, in an uncontested election, a nominee for director is to be elected by receiving the affirmative vote of a majority of the total votes cast for and against such nominee instead of a plurality;
●	Provide that directors may be elected by a plurality of votes cast at a meeting of stockholders for which the secretary of the Company receives notice that a stockholder has nominated an individual for election in compliance with the requirements set forth in the New Bylaws and that the nomination is not withdrawn, and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting;
●	Require that a stockholder deliver notice of nominations or other business proposed by such stockholder further in advance of the meeting of stockholders at which such nomination or business is to be considered;
●	Require additional information to be set forth in a stockholder’s notice proposing nominations or other business to be considered at a meeting of stockholders;
●	Require that stockholder notice for nominations be accompanied by a certificate executed by the proposed nominee director;
●	Provide that, if enough directors have withdrawn from a meeting to leave less than a quorum, action can be taken by a majority of the number of directors necessary to constitute a quorum at a meeting of the directors;
●	Provide that written consent of the directors may be by electronic transmission;
●	Confirm the power of the Board and stockholders to ratify prior actions or inactions by the Company;
●	Provide the Board with procedural flexibility in the event of an emergency; and
●	Remove conditions for receiving indemnification by the Company and provide that the indemnification provisions shall not limit other rights to which a person seeking indemnification or payment of expenses is entitled.

The description of the New Bylaws is a summary only and is qualified in its entirety by reference to the text of the New Bylaws which is filed as Exhibit 3.1 and is incorporated herein by reference.

Company-Focused Investment Funds

Certain directors and officers of the Company and affiliates and employees of owners of the Company’s investment advisor, FS/KKR Advisor, LLC (“FS/KKR Advisor” and each, an “FSK-Related Investor”), committed approximately $18 million to an investment fund with aggregate commitments of up to approximately $124 million established to invest from time to time in shares of the Company and its affiliate, FS KKR Capital Corp. (“FSK”). The investment fund will be managed by a third party and the FSK-Related Investors will not exercise investment or voting control over the investment fund. This is the second vehicle established to purchase shares of the Company’s stock. Also as previously announced, certain affiliates of the owners of FS/KKR Advisor have also committed $100 million to a separate $350 million investment vehicle that may invest from time to time in shares of the Company and FSK.

There can be no assurance that these investment funds will purchase any Company shares.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Fourth Amended and Restated Bylaws, adopted June 17, 2020
4.1	Second Amended and Restated Distribution Reinvestment Plan, effective as of June 17, 2020
99.1	Press release, dated June 17, 2020

Forward Looking Statements

Statements included herein may constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption to the Company’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in the Company’s operating area, unexpected costs, the price at which the Company’s shares of common stock may trade on the NYSE, the investment fund(s) may not purchase Company shares as anticipated or at all, and such other factors that are disclosed in the Company’s filings with the SEC. Some of these factors are enumerated in the filings the Company made with the SEC. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR CAPITAL CORP. II a Maryland corporation

Date: June 17, 2020	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd General Counsel